EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 14, 2004 relating to the financial statements and financial statement schedule, which appears in Hughes Supply, Inc.’s Annual Report on Form 10-K/A for the year ended January 30, 2004. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
September 14, 2004